Exhibit 99.1

News Release
Contact:
Susan M. Johnson
Director, Investor Relations

Telephone 913-621-9500
Web Site: http://www.epiqsystems.com

EPIQ Systems, Inc. Announces Record Second Quarter 2003 Results

Note:  A telephone conference call and web cast will be held at 3:30 p.m. central time today (July 28, 2003) to further discuss this announcement.  The toll-free dial-in number is 877-780-2271 (passcode: EPIQ Systems; conference leader: Sue Johnson). A replay will be available shortly thereafter through August 12, 2003 on 877-519-4471 (passcode: 4061392). A supplemental slide presentation will be available along with the web cast from our website: www.epiqsystems.com. The archived web cast of the call will also be available from the website.

Kansas City, KS, July 28, 2003 — EPIQ Systems, Inc. (NASDAQ:EPIQ) today reported record results for the second quarter ended June 30, 2003, with quarterly revenue growth of 93% versus prior year.  Net income per diluted share increased 54% to $0.20 for the quarter.  Net income for the quarter of $3.6 million compared with $1.9 million for the same period last year includes $593 thousand and $72 thousand, respectively, of amortization of acquisition related intangibles, net of tax.  Diluted weighted average shares of 18.204 million were outstanding for the quarter and 17.987 million were outstanding for the six-month period ended June 30, 2003.

Highlights for the quarter ended June 30, 2003, compared to the same period last year, were:

•                  Revenues were $17.6 million, a 93% increase, compared to $9.1 million. Revenues for bankruptcy services were $17.1 million, an increase of 98%, and revenues for infrastructure software were $478 thousand, a 5% increase.

•                  Gross profit was $12.1 million compared to $6.1 million. The gross profit margin was 68.7% versus 67.1%.

•                  Operating income was $6.2 million compared to $2.9 million. The operating margin was 35.1% versus 32.2%.  Operating income includes $1.0 million of intangible amortization expense compared to the second quarter of last year, which had $116 thousand of intangible amortization expense.

•                  Net income was $3.6 million compared to $1.9 million. Net income per diluted share was $0.20, compared to $0.13.

•                  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition-related intangibles and after-tax acquisition-related expenses) was $4.2 million compared to $1.9 million. A reconciliation statement is attached.

Highlights for the six-month period ended June 30, 2003, compared to the same period last year, were:

•                  Revenues were $32.2 million, a 78% increase, compared to $18.1 million. Revenues for bankruptcy services were $31.2 million, an increase of 82%, and revenues for infrastructure software were $1.0 million, a 10% increase.

•                  Gross profit was $22.2 million compared to $12.2 million. The gross profit margin was 69.0% vs. 67.3%.

•                  Operating income was $9.9 million compared to $5.8 million. The operating margin was 30.8% vs. 32.0%.  Operating income includes $1.7 million of intangible amortization expense and $1.5 million of acquisition related expense compared to the first six months of last year, which had $233 thousand of intangible amortization expense and no acquisition-related expense.

•                  Net income was $5.9 million compared to $3.7 million. Net income per diluted share was $0.33, compared to $0.25.

•                  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition-related intangibles and after-tax acquisition-related expenses) was $7.8 million compared to $3.9 million. A reconciliation statement is attached.

Recent key events for the company include:

•                  EPIQ Systems was ranked #5 on the Fortune Small Business 100 Fastest-Growing Small Businesses list. This marks the Company’s third consecutive appearance on this list, advancing from #29 last year and #71 the previous year.

•                  The Company released TCMS® 8.5 Chapter 7 Software, a significant enhancement to its Chapter 7 software, to all current customers.

•                  EPIQ Systems was retained in seven of the top fifteen year-to-date Chapter 11 bankruptcy filings, based on total assets of the debtor.

•                  Total bankruptcy filings for the quarter ended March 31, 2003 reached a record of 413,000 quarterly filings.  Debt in the economy remains at high levels, with mortgage and credit card delinquencies near record levels.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO, said, “We are very pleased with the strength of our second quarter financial results. Our core bankruptcy business is strong, and we continue to increase market share in key geographic areas. Debt, both corporate and consumer, remains at record levels, which we believe can be a strong indicator of additional future bankruptcy filings.”

NOTE ON FORWARD-LOOKING STATEMENTS:  This news release and the related investor call/web cast contain or will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, included those relating to the possible or assumed future results of operations and financial condition of the Company.  Because those statements are subject to a number of risks, actual results may differ materially from those expressed or implied.  These risks include (1) any material changes in our total number of bankruptcy trustees and bankruptcy cases, (2) any material changes in our Chapter 7 deposits, the services required by our Chapter 11 or Chapter 13 cases, or the number of cases processed by our Chapter 13 trustee customers, (3) changes in the number of bankruptcy filings each year, (4) our reliance on our marketing arrangement and pricing arrangements with Bank of America for Chapter 7 revenue, (5) changes in bankruptcy legislation, (6) risks associated with the integration of acquisitions into our existing business operations, including the BSI acquisition, and (7) other risks detailed from time to time in our SEC filings, including our Form 10-K for 2002. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

#     #     #

EPIQ SYSTEMS, INC. and SUBSIDIARY

STATEMENTS OF INCOME

(In thousands, except share and per share data)

(Unaudited)

	QUARTER ENDED JUNE 30,
	2003	2002

OPERATING REVENUES
Bankruptcy case management fees	$10,235	$7,067
Bankruptcy professional services	6,849	1,554
Infrastructure software and other	478	455
	17,562	9,076

COST OF SALES
Cost of goods and services	4,283	1,797
Depreciation and amortization	1,210	1,190
	5,493	2,987

GROSS PROFIT	12,069	6,089

OPERATING EXPENSES
General and administrative	4,697	2,917
Depreciation	202	136
Amortization of intangibles	1,013	116
Acquisition-related expenses	—	—
	5,912	3,169

INCOME FROM OPERATIONS	6,157	2,920

NET INTEREST INCOME	3	98

INCOME BEFORE INCOME TAXES	$6,160	$3,018

NET INCOME	$3,608	$1,877

EARNINGS PER SHARE – DILUTED	$0.20	$0.13

WEIGHTED AVERAGE SHARES – DILUTED	18,204	14,951

EPIQ SYSTEMS, INC. and SUBSIDIARY

STATEMENTS OF INCOME

(In thousands, except share and per share data)

(Unaudited)

	YEAR TO DATE JUNE 30,
	2003	2002

OPERATING REVENUES
Bankruptcy case management fees	$20,214	$14,725
Bankruptcy professional services	10,945	2,404
Infrastructure software and other	1,038	943
	32,197	18,072

COST OF SALES
Cost of goods and services	7,464	3,592
Depreciation and amortization	2,504	2,320
	9,968	5,912

GROSS PROFIT	22,229	12,160

OPERATING EXPENSES
General and administrative	8,737	5,880
Depreciation	371	257
Amortization of intangibles	1,732	233
Acquisition-related expenses	1,485	—
	12,325	6,370

INCOME FROM OPERATIONS	9,904	5,790

NET INTEREST INCOME	73	211

INCOME BEFORE INCOME TAXES	$9,977	$6,001

NET INCOME	$5,920	$3,729

EARNINGS PER SHARE – DILUTED	$0.33	$0.25

WEIGHTED AVERAGE SHARES – DILUTED	17,987	14,974

EPIQ SYSTEMS, INC. and SUBSIDIARY

BALANCE SHEET

JUNE 30, 2003

(In thousands)

(Unaudited)

ASSETS:
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$20,818
ACCOUNTS RECEIVABLE	10,772
OTHER CURRENT ASSETS	1,151
TOTAL CURRENT ASSETS	32,741

PROPERTY, PLANT & EQUIPMENT, net	12,685

SOFTWARE, net	5,003

GOODWILL	68,014

INTANGIBLE ASSETS, net	19,191

OTHER ASSETS	67

TOTAL ASSETS	$137,701

LIABILITIES & SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
ACCOUNTS PAYABLE	$1,753
ACCRUED EXPENSES	2,396
DEFERRED REVENUE	881
OTHER CURRENT LIABILITIES	841
TOTAL CURRENT LIABILITIES	5,871

LONG-TERM OBLIGATIONS (less current portion)	17

DEFERRED ACQUISITION PRICE (less current portion)	3,066

DEFERRED REVENUE	44

DEFERRED INCOME TAXES	2,487

SHAREHOLDERS’ EQUITY	126,216

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$137,701

EPIQ SYSTEMS, INC. and SUBSIDIARY

RECONCILIATION OF NET INCOME

TO NON-GAAP ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED JUNE 30,
	2003	2002

NET INCOME	$3,608	$1,877

Plus (net of tax):
Acquisition-related expenses	—	—
Amortization of acquisition intangibles	593	72
	593	72

NON-GAAP ADJUSTED NET INCOME	$4,201	$1,949

	YEAR TO DATE JUNE 30,
	2003	2002

NET INCOME	$5,920	$3,729

Plus (net of tax):
Acquisition-related expenses	881	—
Amortization of acquisition intangibles	1,028	145
	1,909	145

NON-GAAP ADJUSTED NET INCOME	$7,829	$3,874